Exhibit 99

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
THIRD QUARTER RESULTS
Malvern, PA, October 22, 2007— Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.41 for the quarter ended September 30, 2007, compared to $0.52 per share for the quarter ended September 30, 2006. For the nine-month period ended September 30, 2007, net income per common share (diluted) was $1.41, compared to $2.28 per share for the same period in 2006.
Funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2007 was $0.80 per share, compared to $0.79 per share for the third quarter of 2006. Operating results for the third quarter of 2007 include lease termination fees of $1.9 million or approximately $0.02 per share. FFO per share for the nine-month period ended September 30, 2007 was $2.39, compared to $2.36 per share for the same period in 2006. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“Liberty’s significant activity in the last 120 days is reflective of the conclusion of our three-year portfolio repositioning effort,” said Bill Hankowsky, Liberty’s chief executive officer. “We established an outstanding growth platform in the Washington and Northern Virginia markets, continued our expansion in Phoenix and Chicago, and increased our platform in the United Kingdom through a joint venture with excellent future growth prospects. Our exit of the Detroit market is proceeding according to plan. We’ve had strong performance on the leasing and development fronts, we raised the dividend for the 12th straight year, and in an unsettled credit environment, our outstanding execution on the capital front is indicative of our strong financial position.”
Portfolio Performance
Leasing: At September 30, 2007 Liberty’s in-service portfolio of 70.2 million square feet was 92.9% occupied, compared to 91.1% at the end of the second quarter of 2007.
Same Store Performance: Property level operating income for same store properties increased by 1.3% on a cash basis and by 0.5% on a straight line basis for the third quarter of 2007 compared to the same quarter in 2006. Same store results for the third quarter of 2006 reflected the positive impact of a $2 million bankruptcy settlement.
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Liberty Property Trust Third Quarter 2007 Earnings -2-
Real Estate Investments
Development: During the third quarter, Liberty brought into service four development properties for a total investment of $73.0 million. These properties, which contain 878,000 square feet of leaseable space, were 79.5% occupied as of September 30, 2007. Additionally, 351,000 square feet of the 1.25 million square foot Comcast Center development came into service during the third quarter. The current yield on these investments is 7.4% and the projected stabilized yield is 8.2%.
During the third quarter, Liberty began development of five properties totaling 1.3 million square feet, with an expected total investment of $87.8 million. The properties consist of a 100% pre-leased, 149,000 square foot distribution building and a 59% pre-leased, 78,000 square foot office building, both in Richmond; a 73,000 square foot office building in Chesapeake, VA; a 64,000 square foot distribution center in Houston; and a 920,000 square foot distribution center in the Lehigh Valley, PA.
As of September 30, 2007, Liberty had 5.9 million square feet of wholly-owned and joint venture properties under development. This activity represents a total investment of $822.6 million, with an expected yield of 8.7%. The properties were 41.0% leased at quarter-end.
Acquisitions: During the third quarter, Liberty acquired five properties totaling 428,000 square feet at Allred Cotton Center in Phoenix. These properties are 92.9% leased and have a current yield of 6.9% on a total investment of $88.9 million. A joint venture in which the company holds a 25% interest acquired two distribution buildings in Aurora, IL and Pleasant Prairie, WI. The properties total 745,000 square feet and are 100% leased. In addition, a newly-formed joint venture in which Liberty holds a 20% interest acquired Blythe Valley Park near Birmingham, UK for $325 million. The park consists of 491,000 square feet of existing office space and 98 acres of developable land with planning consent for development of an additional 1.6 million square feet.
Dispositions: During the third quarter, Liberty sold eight properties containing 1.1 million square feet, and two acres of land, for $94.6 million.
Financing and Balance Sheet Management
During the quarter, Liberty satisfied a $100 million 7.25% senior unsecured note and issued a $300 million ten year, 6.625% senior unsecured note.
Also during the quarter, Liberty raised $100 million through the placement of 7.40% Series H Cumulative Redeemable Preferred Units.
On June 25, 2007, Liberty initiated a $50 million accelerated share repurchase program. Under this program, the company repurchased 1.2 million shares between the dates of June 27 and August 20.
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Liberty Property Trust Third Quarter 2007 Earnings -3-
During the quarter Liberty raised the quarterly dividend from $0.62 per share to $0.625 per share.
Subsequent Events
On October 4, Liberty completed its purchase of Republic Property Trust. The acquisition of Republic was completed through the merger of Republic with a wholly owned subsidiary of Liberty and the merger of Republic’s operating partnership with Liberty’s operating partnership. In the mergers, each of the former common shares of Republic and partnership units of its operating partnership was converted into the right to receive $14.70 in cash, without interest.
Concurrently, Liberty formed a joint venture with New York State Common Retirement Fund to own and manage the Republic portfolio. The joint venture, in which Liberty holds a 25% interest, is originally valued at $900 million, and is expected to grow to approximately $2.2 billion through the acquisition and development of additional properties in the Washington, DC and Northern Virginia markets.
The cost of the Republic transaction to Liberty, including the merger consideration and related transaction expenses, is expected to exceed the purchase price of $900 million that the joint venture paid for the Republic properties by $20-$25 million, which Liberty expects to recognize as a one-time charge to net income and funds from operations in the fourth quarter of 2007.
Earnings Outlook
Liberty expects to report funds from operations for 2007 in the range of $2.90-$2.97 per share (including the above-referenced impairment due to the Republic transaction), and for 2008 in the range of $3.10-$3.25 per share. A reconciliation of FFO to GAAP net income for both 2007 and 2008 is below:

	2007 Range		2008 Range
	Low	High	Low	High
Projected net income per share	$1.58	$1.66	$1.86	$1.99
Depreciation and amortization of unconsolidated joint ventures	0.06	0.06	0.10	0.12
Depreciation and amortization	1.65	1.67	1.60	1.70
Gain on property dispositions	(0.33)	(0.36)	(0.40)	(0.50)
Minority interest share of addbacks	(0.06)	(0.06)	(0.06)	(0.06)

Projected funds from operations per share	$2.90	$2.97	$3.10	$3.25
Commenting on this guidance, Bill Hankowsky said: “Looking forward to 2008, while we continue to be pleased with the performance of our portfolio and our positioning, it is clear that the economic picture is unsettled. Therefore, we are basing our guidance for 2008 on an assumption of modest growth in the overall economy.”
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Liberty Property Trust Third Quarter 2007 Earnings -4-
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 70 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 23, 2007, at 1:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 19660622. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
September 30, 2007
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Operating Revenue
Rental	$124,698	$108,800	$357,605	$322,721
Operating expense reimbursement	53,127	46,942	155,386	134,664

Total operating revenue	177,825	155,742	512,991	457,385

Operating Expenses
Rental property	36,813	30,726	108,294	91,378
Real estate taxes	19,627	16,292	54,459	48,183
General and administrative	13,144	12,016	38,872	33,579
Depreciation and amortization	40,720	34,330	114,566	100,276

Total operating expenses	110,304	93,364	316,191	273,416

Operating Income	67,521	62,378	196,800	183,969

Other Income/Expense
Interest and other	2,536	2,945	8,125	6,497
Interest	(33,521)	(28,380)	(89,882)	(83,502)

Total other income/expense	(30,985)	(25,435)	(81,757)	(77,005)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	36,536	36,943	115,043	106,964
Gain (loss) on property dispositions	190	(104)	1,641	17,257
Income taxes	1,022	625	508	15
Minority interest	(5,703)	(4,935)	(17,244)	(14,957)
Equity in (loss) earnings of unconsolidated joint ventures	(29)	334	1,026	1,250

Income from continuing operations	32,016	32,863	100,974	110,529

Discontinued operations net of minority interest (including net gain on property dispositions of $4,145 and $11,386 for the quarters ended September 30, 2007 and 2006 and $24,376 and $87,588 for the nine month periods ended September 30, 2007 and 2006)	5,158	14,022	28,325	95,233

Net Income	$37,174	$46,885	$129,299	$205,762

Basic income per common share
Continuing operations	$0.35	$0.36	$1.11	$1.24

Discontinued operations	$0.06	$0.16	$0.31	$1.07

Total basic income per common share	$0.41	$0.52	$1.42	$2.31

Diluted income per common share
Continuing operations	$0.35	$0.36	$1.10	$1.22

Discontinued operations	$0.06	$0.16	$0.31	$1.06

Total diluted income per common share	$0.41	$0.52	$1.41	$2.28

Weighted average shares
Basic	90,905	89,675	91,179	88,923

Diluted	91,367	90,808	91,905	90,184

Liberty Property Trust
Statement of Funds From Operations
September 30, 2007
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year to Date
	September 30, 2007		September 30, 2006		September 30, 2007		September 30, 2006
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$37,174	$0.41	$46,885	$0.52	$129,299	$1.42	$205,762	$2.31

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	1,134		792		2,819		2,108
Depreciation and amortization	41,715		37,404		118,704		111,804
Gain on property dispositions	(5,302)		(12,192)		(27,238)		(106,487)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,648)		(1,160)		(4,132)		(479)

Funds from operations available to common shareholders — basic	$73,073	$0.80	$71,729	$0.80	$219,452	$2.41	$212,708	$2.39

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$37,174	$0.41	$46,885	$0.52	$129,299	$1.41	$205,762	$2.28

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	1,134		792		2,819		2,108
Depreciation and amortization	41,715		37,404		118,704		111,804
Gain on property dispositions	(5,302)		(12,192)		(27,238)		(106,487)
Minority interest excluding preferred unit distributions and excess of preferred unit redemption over carrying amount	1,705		2,189		5,927		8,981

Funds from operations available to common shareholders — diluted	$76,426	$0.80	$75,078	$0.79	$229,511	$2.39	$222,168	$2.36

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	90,905		89,675		91,179		88,923
Dilutive shares for long term compensation plans	462		1,133		726		1,261

Diluted shares for net income calculations	91,367		90,808		91,905		90,184
Weighted average common units	4,190		4,202		4,190		3,794

Diluted shares for funds from operations calculations	95,557		95,010		96,095		93,978

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
September 30, 2007
(In thousands, except share amounts)

	September 30, 2007	December 31, 2006
Assets	(Unaudited)

Real estate:
Land and land improvements	$751,765	$666,588
Building and improvements	4,114,484	3,735,583
Less: accumulated depreciation	(834,385)	(786,778)

Operating real estate	4,031,864	3,615,393

Development in progress	572,606	538,521
Land held for development	246,870	195,332

Net real estate	4,851,340	4,349,246

Cash and cash equivalents	36,031	53,737
Restricted cash	31,200	55,671
Accounts receivable	26,708	23,809
Deferred rent receivable	73,010	71,894
Deferred financing and leasing costs, net of accumulated amortization (2007, $115,802; 2006, $100,406)	144,549	127,902
Investment in unconsolidated joint ventures	77,666	54,723
Assets held for sale	60,033	113,150
Prepaid expenses and other assets	83,518	60,779

Total assets	$5,384,055	$4,910,911

Liabilities
Mortgage loans	$231,986	$185,978
Unsecured notes	2,155,000	1,955,000
Credit facility	372,960	246,960
Accounts payable	68,604	40,633
Accrued interest	29,823	36,297
Dividend and distributions payable	59,592	58,961
Other liabilities	249,019	217,751

Total liabilities	3,166,984	2,741,580

Minority interest	373,145	297,727

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 187,987,000 shares authorized, 92,407,112 (includes 1,249,909 in treasury) and 90,972,979 (includes 59,100 in treasury) shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	92	91
Additional paid-in capital	1,966,419	1,906,403
Accumulated other comprehensive income	24,311	20,323
Distributions in excess of net income	(94,945)	(53,886)
Common shares in treasury, at cost, 1,249,909 and 59,100 shares as of September 30, 2007 and December 31, 2006, respectively	(51,951)	(1,327)

Total shareholders’ equity	1,843,926	1,871,604

Total liabilities & shareholders’ equity	$5,384,055	$4,910,911